EXHIBIT 99.1
News Release

Contacts: Media – Barry L. Racey, Director, Government and Public Relations (513) 425-2749
Investors – Albert E. Ferrara, Jr., Senior Vice President, Corporate Strategy and Investor Relations (513) 425-2888

AK Steel Announces Pricing of Offering of Common Stock

WEST CHESTER, OH, November 14, 2012 - AK Steel Holding Corporation (NYSE: AKS) (“AK Holding”) announced today the pricing of its public offering of common stock. AK Holding agreed to sell 22 million shares of common stock at a public offering price of $4.00 per share. In connection with this offering, AK Holding granted the underwriters a 30-day option to purchase up to an additional 3.3 million shares of common stock.
AK Holding intends to use the net proceeds from the sale of the common stock to repay borrowings under its asset-backed revolving credit facility and for general corporate purposes. The offering is expected to close on November 20, 2012, subject to customary closing conditions.
Concurrently with the pricing of its offering of common stock, AK Steel Corporation (“AK Steel”), a subsidiary of AK Holding, priced a public offering of $150 million of 5.00% exchangeable senior notes due 2019.
The joint book-running managers for the offering are J.P. Morgan, Credit Suisse, Morgan Stanley, Wells Fargo Securities, Deutsche Bank Securities and Goldman, Sachs & Co.
This announcement does not constitute an offer to sell or the solicitation of an offer to buy the common stock in the offering, nor shall there be any sale of such common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
A copy of the prospectus supplement and accompanying prospectus for the offering can be obtained from J.P. Morgan at J.P. Morgan Securities LLC, Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, 866-803-9204; Credit Suisse at Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, 800-221-1037, or email: newyork.prospectus@credit-suisse.com; Morgan Stanley at Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, 866-718-1649, or email: prospectus@morganstanley.com; Wells Fargo Securities at Wells Fargo Securities, LLC, Attn: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, 800-326-5897, or email: cmclientsupport@wellsfargo.com; Deutsche Bank Securities at Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005, 800-503-4611, or email: prospectus.cpdg@db.com; or Goldman, Sachs & Co. at Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, 866-471-2526, facsimile: 212-902-9316, or email: prospectus-ny@ny.email.gs.com.

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Forward-Looking Statements
Some of the statements in this release are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including those risks and uncertainties discussed in AK Holding's Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as updated in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.
AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, primarily for automotive, infrastructure and manufacturing, construction and electrical power generation and distribution markets. The company employs about 6,200 men and women in Middletown, Mansfield, Coshocton and Zanesville, Ohio; Butler, Pennsylvania; Ashland, Kentucky; Rockport, Indiana; and its corporate headquarters in West Chester, Ohio.
AK Tube LLC, a wholly-owned subsidiary of AK Steel, employs about 300 men and women in plants in Walbridge, Ohio and Columbus, Indiana. AK Tube produces carbon and stainless electric resistance welded (ERW) tubular steel products for truck, automotive and other markets.
AK Coal Resources, Inc., another wholly-owned subsidiary of AK Steel, controls and is developing metallurgical coal reserves in Somerset County, Pennsylvania. AK Steel also owns 49.9% of Magnetation LLC, a joint venture headquartered in Grand Rapids, Minnesota, which produces iron ore concentrate from previously-mined ore reserves.

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